                                                                    EXHIBIT 23.5

                    [APPLEBY, SPURLING & KEMPE LETTERHEAD]

7th July, 1998



BY HAND
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Stirling Cooke Brown Holdings Limited
Victoria Hall
Victoria Street
Hamilton

Attention: Mr. Erik Olsson
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Dear Sirs:

RE: FILING OF SHARE ISSUANCE OPINION
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Further to your letter of 3rd July, 1998, Appleby, Spurling & Kempe hereby consents to the inclusion of its original share issuance opinion issued in September, 1997 in the Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-32995).

Yours faithfully,

/s/ Appleby, Spurling & Kempe

per Warren Cabral